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EXHIBIT 21.1

Kimball Hill, Inc. and Subsidiaries
Subsidiaries of Kimball Hill, Inc.

Subsidiary	Jurisdiction of Formation
18th and Peoria, LLC	Illinois
Astor Place Limited Partnership	Illinois
Bolingbrook Limited Partnership	Illinois
Bridle Ridge Limited Partnership	California
Cactus Hills, LLC	Nevada
East Lake Park, Inc.	Wisconsin
Edgewater Limited Partnership	Illinois
Gables at Hiddenbrook Limited Partnership	Washington
Huntington Chase Limited Partnership	Illinois
Indian Trails Limited Partnership	Texas
KH Financial Holding Company	Illinois
KH Ingham Park South, LLC	Illinois
KH SRAV II, LLC	Illinois
KHH Texas Trading Company L.P.	Texas
Kimball Cove Limited Partnership	Texas
Kimball Hill Bellevue Ranch, LLC	California
Kimball Hill Calusa Palms Limited Partnership	Florida
Kimball Hill Centennial Heights Limited Partnership	Nevada
Kimball Hill Chadwick Farms Limited Partnership	Texas
Kimball Hill Far East Detroit, LLC	Illinois
Kimball Hill Heathers/ Caparola Limited Partnership	Nevada
Kimball Hill Homes Austin, L.P.	Texas
Kimball Hill Homes Austin Investments, L.L.C.	Illinois
Kimball Hill Homes Austin Operations, L.L.C.	Texas
Kimball Hill Homes California, Inc.	California
Kimball Hill Homes Dallas, L.P.	Texas
Kimball Hill Homes Dallas Investments, L.L.C.	Illinois
Kimball Hill Homes Dallas Operations, L.L.C.	Texas
Kimball Hill Homes Florida, Inc.	Florida
Kimball Hill Homes Houston, L.P.	Texas
Kimball Hill Homes Houston Investments, L.L.C.	Illinois
Kimball Hill Homes Houston Operations, L.L.C.	Texas
Kimball Hill Homes Illinois, LLC	Illinois
Kimball Hill Homes Nevada, Inc.	Nevada
Kimball Hill Homes Ohio, Inc.	Ohio
Kimball Hill Homes Oregon, Inc.	Oregon
Kimball Hill Homes Realty Florida, Inc.	Florida
Kimball Hill Homes San Antonio, L.P.	Texas
Kimball Hill Homes Texas, Inc.	Texas
Kimball Hill Homes Washington, Inc.	Washington
Kimball Hill Homes Wisconsin, Inc.	Wisconsin
Kimball Hill Marbella Estates Limited Partnership	Florida
Kimball Hill Reflections, LLC	California
Kimball Hill Sheldon Lakes, LLC	California
Kimball Hill Stateway, Inc.	Illinois
Kimball Hill Suburban Centers, L.L.C.	Illinois

Subsidiary	Jurisdiction of Formation
Kimball Hill Texas Investment Company, L.L.C.	Illinois
Kimball Hill TX Properties, LLC	Texas
Kimball Hill Urban Centers Chicago One, L.L.C.	Illinois
Kimball Hill Urban Centers Chicago Two, L.L.C.	Illinois
Kimball Hill Urban Centers, L.L.C.	Illinois
Kimball Hill Villages, LLC	California
Kimball Mountain First Limited Partnership	Nevada
Kimball West Frisco Limited Partnership	Texas
Legend Lakes Limited Partnership	Illinois
National Credit and Guaranty Corporation	Delaware
Park Shore, L.L.C.	Wisconsin
Parkview Limited Partnership	California
River Oaks Homes, L.L.P.	Texas
River Oaks Realty, L.P.	Texas
River Pointe Limited Partnership	California
Sonata at Morada Ranch Limited Partnership	California
Stonehill Square LLC	Illinois
Terramina LLC	Delaware
The Glen Townhomes Limited Partnership	Illinois
The Glens at Westlake, L.L.C.	Illinois
The Hamilton Place Limited Partnership	Illinois
Waterford Limited Partnership	Illinois
Whispering Meadow Limited Partnership	Illinois
White Oak Limited Partnership	Illinois
Windmill Park Limited Partnership	California

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  EXHIBIT 21.1